Exhibit 10.8

LIMITED LOCK UP AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 26 day of February, 2007, by the signatories hereto (each a “Holder”), in connection with their respective ownership of shares of Pacific Gold Corporation, a Nevada corporation (the “Company”) and securities convertible into shares of the Company.  Terms not otherwise defined herein are defined in the Securities Purchase Agreement among the Company and the Buyer named therein; dated as of February 26, 2007 (the “Securities Purchase Agreement”).

NOW THEREFORE, for good and valuable consideration, the sufficiency and receipt of which consideration are hereby acknowledged, Holder agrees as follows:

1.

General.

(a)

Holder is a the beneficial owner of the amount of shares of the Common Stock, $0.001 par value, of the Company (“Common Stock”) and rights to purchase or acquire Common Stock as designated on the signature page hereto (collectively, the “Shares”).

(b)

Holder acknowledges that the Company have entered into or will enter into an agreement with each Buyer for the sale to the Buyer of convertible debentures and warrants convertible into shares of Common Stock (the “Offering”).  Holder understands that, as a condition to Closing, the Buyer has required, and the Company has agreed to obtain, an agreement from the Holder to refrain from selling any securities of the Company in accordance with the terms and conditions set forth herein.

2.

Share Restriction.

(a)

Holder hereby agrees that during the period commencing on the date hereof and ending on the 28th calendar day (close of business) after the date hereof, the Holder will not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or enter into any swap or other arrangement that transfers any economic consequences of ownership of Shares.

(b)

Holder hereby agrees that during the period commencing on the 29th calendar day after the date hereof and ending on the earlier of (i) the date that the first registration statement is effective for the sale of any of the shares issued or issueable pursuant to the terms of the Offering, or (ii) the 24 month anniversary of the date hereof (the “Restriction Period”), the Holder will not offer, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, sell short, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Shares or enter into any swap or other arrangement that transfers any economic consequences of ownership of Shares; provided, however, that the Holder may in any one calendar month during the Restriction Period sell up to 600,000 shares of Common Stock (as adjusted for any common stock splits, common stock dividends, common stock combinations and similar capital changes, effected after the date of this agreement).

(c)

Holder further agrees that the Company is authorized to and the Company agrees to place “stop orders” on its books to prevent any transfer of Shares held by Holder in violation of this Agreement.

(d)

Any subsequent issuance to and/or acquisition of Common Stock or the right to acquire Common Stock by Holder will be subject to the provisions of this Agreement.

(e)

The Holder shall not, at any time and from time to time during the Restriction Period, transfer its Shares or rights to purchase or acquire Common Stock unless such transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned.

(f)

Notwithstanding the foregoing restrictions on transfer, the Holder may, at any time and from time to time during the Restriction Period, transfer or assign the Common Stock to its affiliated entities or to its shareholders or equivalent, and to the extent that the Holder is an individual (i) as bona fide gifts or transfers by will or intestacy, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the Holder, provided that any such transfer shall not involve a disposition for value, (iii) to a partnership which is the general partner of a partnership of which the Holder is a general partner, provided, that, in the case of any gift or transfer described above, each donee, assignee or transferee agrees in writing to be bound by the terms and conditions contained herein in the same manner as such terms and conditions apply to the undersigned.  For purposes hereof, “immediate family” means any relationship by blood, marriage or adoption, not more remote than first cousin.

3.

Miscellaneous.

(a)

At any time, and from time to time, after the signing of this Agreement Holder will execute such additional instruments and take such action as may be reasonably requested by the Buyer to carry out the intent and purposes of this Agreement.  The Company agrees not to take any action or allow any act to be taken which would be inconsistent with this Agreement.

(b)

This Agreement shall be governed, construed and enforced in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction, except to the extent that the securities laws of the state in which Holder resides and federal securities laws may apply.  Any proceeding brought to enforce this Agreement may be brought exclusively in courts sitting in New York County, New York.

(c)

This Agreement contains the entire agreement of the Holder with respect to the subject matter hereof.  This Agreement shall be binding upon Holder, its legal representatives, successors, heirs and assigns.

(d)

This Agreement may be signed in counterpart and delivered by facsimile or electronic transmission and such facsimile or electronic transmission signed and delivered shall be enforceable.

IN WITNESS WHEREOF, and intending to be legally bound hereby, Holder has executed this Agreement as of the day and year first above written.

HOLDER:

By:  _________________________

Name:  Mr. Maxi Brazzi

Authorized Signatory

Number of shares of Common Stock Beneficially Owned by Crescent:

List of Options, Warrants, Convertible Instruments or other rights to acquire Common Stock held by Crescent:

COMPANY:

PACIFIC GOLD CORPORATION

By: ___________________________

Name:  Mitchell Geisler

Title:   Chief Operating Officer